Exhibit 4.2 – Warrant Issued to Opus Bank

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS (THE “LAWS”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR QUALIFICATION UNDER THE LAWS UNLESS THE COMPANY AND ITS COUNSEL ARE SATISFIED THAT SUCH REGISTRATION AND QUALIFICATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION.

No. WC-838

Date of Issuance: July 23, 2014

WARRANT TO PURCHASE COMMON STOCK

OF

GREENWOOD HALL, INC.

This certifies that, for value received, receipt and sufficiency of which are hereby acknowledged, Opus Bank, a California commercial bank (the “Holder”), or the Holder’s registered assigns are entitled, subject to the terms and conditions set forth below to purchase from Greenwood Hall, Inc., a Nevada corporation (the “Company”), that number of shares of the Company’s Common Stock (the “Common Stock”), at a purchase price per share as provided for in Section 2.2. The term “Warrant” as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is being issued in consideration of the surrender by the Holder and cancellation of the Warrant originally issued to the Holder by PCS Link, Inc. d/b/a Greenwood & Hall, which, after giving effect to the Merger (as defined below), is a subsidiary of the Company.

1.         Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date of the issuance of this Warrant and ending on the earlier of (a) seven years from the date of the issuance of this Warrant or (b) the consummation of a Change of Control (as defined below) (excluding, for the avoidance of doubt, the Merger, as defined below), and shall be void thereafter (the “Exercise Period”). The term “Change of Control” shall mean (i) the consummation of the acquisition of a majority of the outstanding stock of the Company pursuant to a tender offer validly made under any federal or state law (other than a tender offer by the Company); (ii) the consummation of a merger, consolidation or other reorganization of the Company (other than a reincorporation of the Company), if after giving effect to such merger, consolidation or other reorganization of the Company, the stockholders of the Company immediately prior to such merger, consolidation or other reorganization do not represent at least a fifty percent (50%) interest of the holders of voting securities (on a fully diluted basis) of the surviving or resulting entity after such merger, consolidation or other reorganization; (iii) the sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company to a third party who is not an affiliate of the Company; or (iv) the dissolution of the Company pursuant to action validly taken by the stockholders of the Company in accordance with applicable state law.

2.         Number of Shares, Exercise Price.

2.1          The exercise price per share (the “Exercise Price”) shall be equal to the lesser of (i) $1.00 or (ii) the VWAP for the 120 day long period commencing on the effective date of the Merger. The “Merger” means that certain merger occurring pursuant to that certain Merger Agreement and Plan of Reorganization, dated July 11, 2014, by and among the Company, Greenwood Hall Acquisition, Inc., a California corporation, and PCS Link, Inc. d/b/a Greenwood & Hall, a California corporation. The term “VWAP” means the dollar volume-weighted average price for the Common Stock on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc.; if the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. The Exercise Price shall be subject to adjustment as provided in Section 3.5.

2.2          The Warrant shall be exercisable for 375,000 shares of Common Stock, subject to adjustment as provided herein.

2.3          The shares of Common Stock for which this Warrant is exercisable and which are issued upon exercise of this Warrant shall hereinafter be referred to collectively as the “Warrant Shares.”

3.        Exercise of Warrant.

3.1          Cash Exercise. This Warrant may be exercised in whole or in part by the Holder during the Exercise Period by (i) the surrender of this Warrant to the Company, with the Notice of Exercise attached as Exhibit A hereto (the “Notice of Exercise”) duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and (ii) the delivery of payment to the Company, for the account of the Company, by (A) cash, (B) wire transfer of immediately available funds to a bank account specified by the Company, (C) certified or bank cashier’s check, (D) the cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, or (E) a combination of any of the above, of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise in lawful money of the United States of America.

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3.2          Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 3.1 hereof, this Warrant may be exercised, in whole or in part, by the Holder by (i) the surrender of this Warrant to the Company, with a duly executed Notice of Exercise marked to reflect Net Issue Exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any business day during the Exercise Period and (ii) compliance with this Section 3.2. Upon such exercise, the Holder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant to the Company together with notice of such election in which event the Company shall issue to the Holder a number of Warrant Shares, computed as of the date of surrender of this Warrant to the Company using the following formula:

X =	Y(A-B)
A

Where X	=	the number of shares of Common Stock to be issued to the Holder under this Section 3.2;

Where Y	=	the number of shares of Common Stock requested to be exercised under this Warrant;

Where A	=	the fair market value of one share of the Company’s Common Stock, at the date of such calculation;

Where B	=	the Exercise Price.

3.3          Fair Market Value. For purposes of this Warrant, the “fair market value” per share of the Company’s Common Stock shall have the following meanings:

(a)         If the Common Stock is not listed for trading on a national securities exchange or admitted for trading on a national market system, then the fair market value of the Common Stock shall be deemed to be the fair market value of the Common Stock as determined in good faith by the disinterested members of the Board of Directors of the Company from time to time, provided that such determination shall be reasonably acceptable to the Holder, and provided further that if the Company shall become subject to a Significant Transaction (as defined below), the fair market value of the Common Stock shall be deemed to be the per share value received by the holders of the Common Stock in or pursuant to such Significant Transaction.

(b)         If the Common Stock is listed for trading on a national securities exchange or admitted for trading on a national market system, then the per share fair market value of the Common Stock shall be deemed to be the closing price quoted on such exchange or system on which the Common Stock is listed for trading, or if not so listed, the average of the closing bid and asked prices for the Common Stock quoted on the Over-the-Counter Summary, each as published in the Western Edition of The Wall Street Journal, for the ten (10) trading days prior to the date of determination of fair market value in accordance herewith.

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3.4          Delivery of Stock Certificates. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. Notwithstanding the foregoing, if an exercise of all or any portion of this Warrant is being made in connection with (i) a proposed public offering of any capital stock (or other securities) of the Company, (ii) a proposed Significant Transaction, (iii) a proposed issuance or sale of capital stock or any other securities of the Company, or (iv) a proposed transfer of capital stock or other securities of the Company, then, at the election of the Holder, such exercise may be conditioned upon the consummation of such public offering, Significant Transaction, or issuance, sale or transfer of capital stock or other securities, in which case (A) such exercise shall be effective concurrently with the consummation of such public offering, Significant Transaction, or issuance, sale or transfer of capital stock or other securities, and (B) appropriate modifications will be made to the Notice of Exercise to reflect the conditionality specified in this sentence. As promptly as practicable on or after such effective date and in any event within ten business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same, a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of the Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares.

3.5          Adjustment.

(a)         Splits, Combinations, Reclassifications. In the event the Company (i) splits, subdivides, or combines the Common Stock into a different number of securities of the same class, (ii) pays a stock dividend on the Common Stock, (iii) reclassifies the Common Stock into the same or a different number of securities (each, an “Adjustment Event”) then the Exercise Price shall be appropriately adjusted and this Warrant shall represent the right to acquire such number and the kind of securities that would have been issued had the Holder exercised this Warrant immediately prior to such an Adjustment Event.

(b)         Reorganizations, Mergers, Consolidations or Sales of Assets. In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company (any of the events described in this sentence, a “Significant Transaction”), the Holder shall thereafter be entitled to purchase the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had this Warrant been exercised immediately prior to the effective date of such Significant Transaction.

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(c)         Certificates of Adjustments. Whenever the Exercise Price or the number of Warrant Shares issuable hereunder shall be adjusted pursuant to this Section or pursuant to Section 13, the Company shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed as soon as practicable, by first class mail, postage prepaid, to the Holder.

4.         No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5.         Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in substitution of this Warrant, a new warrant of like tenor and amount.

6.         Rights as Stockholder. Except as otherwise provided herein, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

7.         Transfer of Warrant.

7.1          Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change such Holder’s address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

7.2          Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7.1 hereof, issuing the Warrant Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

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7.3          Transferability of Warrant. This Warrant may only be transferred with the Company’s written consent, which consent shall not be unreasonably withheld or delayed, and which consent shall not in any event be required for any transfer to an affiliate (as defined below) of the Holder. For the purposes of this section “affiliate” means, with respect to any person or entity, any entity controlling, controlled by or under common control with such designated person or entity, and “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

7.4          Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form attached as Exhibit B hereto and subject to the provisions of this Warrant with respect to the limitations on assignments and transfers, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

7.5          Compliance with Securities Laws.

(a)         The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale in violation of federal or state securities laws.

(b)         This Warrant and all certificates representing the Warrant Shares issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS (THE “LAWS”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR QUALIFICATION UNDER THE LAWS UNLESS THE COMPANY AND ITS COUNSEL ARE SATISFIED THAT SUCH REGISTRATION AND QUALIFICATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION.

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8.         Notices.

8.1          In case:

(a)         the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(b)         of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, any conveyance of all or substantially all of the assets of the Company to another corporation, or any other Significant Transaction;

(c)         of any voluntary dissolution, liquidation or winding-up of the Company;

(d)         of any redemption or conversion of all outstanding Common Stock; or

(e)         of the filing of a Company registration statement with the U.S. Securities and Exchange Commission (the “SEC”);

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, other Significant Transaction, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, other Significant Transaction, dissolution, liquidation or winding-up, or (C) the anticipated date on which the Company expects a Company registration statement filed with the SEC to become effective. Such notice shall be mailed at least twenty (20) days prior to the date therein specified.

8.2          All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon actual delivery to the party to be notified, (ii) 24 hours after confirmed facsimile transmission, (iii) one (1) business day after deposit with a recognized overnight courier, or (iv) three (3) business days after deposit with the U.S. Postal Service by first class certified or registered mail, postage prepaid, return receipt requested, addressed or sent:

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If to the Holder:	Opus Bank
19900 MacArthur Blvd.
12th Floor
Irvine, CA 92612
Attn: Douglas Stewart
E-mail: dstewart@opusbank.com
Phone: (949) 250-9800
Facsimile: (949) 250-9988

or at such other address as the Holder shall have furnished to the Company in writing upon ten (10) days’ notice.

If to the Company:	Greenwood Hall, Inc.
1936 East Deere Avenue
Suite 120
Santa Ana, CA 92705
Attn: John Hall
E-mail: jhall@greenwoodhall.com
Phone: 949-655-5000
Facsimile: 949-655-5095

or at such other address as the Company shall have furnished to the Holder in writing upon ten (10) days’ notice.

9.        Amendments. Any provision of this Warrant may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), upon the written consent of the Company and the holders of a majority in interest of the Warrant and the warrants delivered in substitution or exchange therefor (the “Holders”), and shall be binding upon the Company and the Holders.

10.       Representations and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder:

10.1         Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is given to the Holder in reliance upon the Holder’s representation to the Company, which by its acceptance of this Warrant the Holder hereby confirms, that the Warrant and the Warrant Shares (collectively, the “Securities”) being acquired by the Holder are being acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act or applicable state securities laws, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same except under circumstances that will not result in a violation of the Securities Act or any other federal or state securities laws. By executing this Warrant, the Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Holder represents that it has full power and authority to execute this Warrant. The Holder has not been formed for the specific purpose of acquiring any of the Securities.

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10.2         Disclosure of Information. The Holder has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management. The Holder understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company’s business which it believes to be material.

10.3         Restricted Securities. The Holder understands that the Securities have not been, and, except as provided in Section 14 below, will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale, except as provided in Section 14 below. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

10.4         No Public Market. The Holder understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Securities.

10.5         Legends. The Holder understands that the Securities, and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(i)         “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS (THE “LAWS”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR QUALIFICATION UNDER THE LAWS UNLESS THE COMPANY AND ITS COUNSEL ARE SATISFIED THAT SUCH REGISTRATION AND QUALIFICATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION”; and

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(ii)         Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

10.6         Accredited Investor. The Holder is either an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or has such knowledge and experience (or is relying on a purchaser representative who has such knowledge and experience) in financial and business matters that the Holder is capable of evaluating the merits and risks of acquiring the Securities.

10.7         Speculative Nature of Investment. The Holder acknowledges that its investment in the Company is highly speculative and entails a substantial degree of risk and the Holder is in a position to lose the entire amount of such investment.

10.8         Company Representations. The Holder acknowledges that any information provided to the Holder by the Company reflects the Company’s current intentions and estimates at the current time, and the precise elements of the Company’s plans can be expected to change from time to time.

10.9         Investment Experience. The Holder is able to bear the economic risk of the Holder’s investment, including the complete loss thereof. The Holder has a preexisting personal or business relationship with the Company or one or more of its officers, directors or other persons in control of the Company, or the Holder has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant.

10.10       Residency. The Holder is a resident of (or, in the case of a partnership, corporation, limited liability company or other entity other than an individual, such entity has its principal place of business in) the state given in the Holder’s address listed in Section 8.2.

10.11       Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities (other than the valid exercise or conversion thereof in accordance with their respective terms) unless and until:

(a)         There is then in effect a registration Statement under the Securities Act (“Registration Statement”) covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b)         (x) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and (y) if requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act or registration or qualification under any state securities laws; and

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(c)         all transferees agree in writing to be subject to the terms of this Agreement, and any other agreements to which such Securities may be subject, to the same extent as if they were the Holder hereunder or a party thereunder.

11.      Representations and Warranties of the Company.

11.1         Reservation of Common Stock. The Common Stock issuable upon exercise of the Holder’s rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever, and free from statutory and contractual equityholders’ preemptive rights and rights of first refusal; provided, that the Common Stock issuable pursuant to this Warrant may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to the Holder true, correct and complete copies of its Articles of Incorporation and current Bylaws. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Holder.

11.2         Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to the Holder of the right to acquire the shares of Common Stock and the Common Stock into which it may be converted, have been duly authorized by all necessary corporate action on the part of the Company. This Warrant and the transactions contemplated hereby do not contravene any law or governmental rule, regulation or order applicable to it and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. This Warrant and the transactions contemplated hereby do not and will not in any way contravene the Company’s Articles of Incorporation or Bylaws. This Warrant constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

11.3         Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

12.       Reservation of Shares. Commencing the date of the execution of this Warrant by the Company and continuing until the end of the Exercise Period, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

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13.       Anti-Dilution Adjustment.

13.1        Definitions for this Section 13.

(a)         "Dilutive Transaction" means any transaction (other than an Exempt Transaction) where the Company does any of the following, based on a per share price which is less than the Non-Dilutive Price:

(i)          issues or sells any Common Stock or any Common Stock Equivalents;

(ii)         issues or sells any options, warrants or other rights to purchase or otherwise acquire any Common Stock or any Common Stock Equivalent; or

(iii)        decreases the subscription, exercise, conversion or exchange price of the securities described in (i) or (ii).

(b)         "Employee Options" means options to purchase shares of Common Stock issued by the Company pursuant to a stock option plan approved by the shareholders of the Company to employees of, consultants to, contractors with, or members of the board of directors of the Company, in connection with or as compensation for the performance of services to the Company.

(c)         "Employee Option Shares" means shares of Common Stock into which Employee Options are exercisable.

(d)         "Exempt Transaction" means any transaction where the Company:

(i)         issues any Common Stock upon conversion or exercise of securities outstanding or issued as of the date hereof (including shares of Common Stock issuable upon the exercise of warrants outstanding on the date hereof and the Employee Option Shares issuable upon exercise of the Employee Options outstanding on the date hereof);

(ii)         issues such number of Employee Options which, when combined with the Employee Options referred to in clause (i) above, does not exceed 10% of the Common Stock Deemed Outstanding as of the date of such issue;

(iii)        issues Employee Option Shares upon exercise of the Employee Options contemplated in clause (ii); or

(iv)        issues any Common Stock upon exercise of this Warrant.

(e)         "Non-Dilutive Price" means the fair market value of a share of Common Stock on the date of the Dilutive Transaction.

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(f)         "Common Stock Deemed Outstanding" means, at any given time, the sum of:

(i)           the number of shares of Common Stock outstanding at such time, plus

(ii)           the number of shares of Common Stock issuable upon conversion, exercise, or exchange of any Common Stock Equivalents outstanding at such time.

(g)         "Common Stock Equivalent" means any security of the Company that is directly or indirectly convertible, exercisable, or exchangeable into Common Stock at any time.

(h)         "Weighted Average Per Share Value" means the amount determined by performing the following calculation and rounding the resulting number to the nearest whole cent: Divide:

(i)           the sum of:

a)           the Non-Dilutive Price of a Warrant Share multiplied by the number of shares of Common Stock Deemed Outstanding immediately prior to the Dilutive Transaction, plus

b)           the aggregate consideration, if any, received or to be received by the Company in connection with the Dilutive Transaction, by

(ii)           the number of shares of Common Stock Deemed Outstanding immediately after the Dilutive Transaction.

13.2        Dilutive Transactions. Each time the Company enters into a Dilutive Transaction, the number of Warrant Shares issuable hereunder shall be increased to the number determined by performing the following calculation and rounding the resulting number to the nearest whole share: Divide:

(a)         the Non-Dilutive Price then in effect of a Warrant Share multiplied by the number of Warrant Shares then issuable hereunder, by:

(b)         the Weighted Average Per Share Value.

13.3        Readjustment.

(a)         Expiration of Option or Right to Subscribe For or Purchase. If any option or right issued in connection with a Dilutive Transaction expires without having been exercised prior to the exercise by the Holder of its rights hereunder, the number of Warrant Shares then issuable hereunder shall forthwith be readjusted to such lesser number as would have been issuable had the option or right never been issued.

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(b)         Expiration of Right to Convert or Exchange. If any right to convert or exchange any Common Stock Equivalent issued in connection with a Dilutive Transaction expires without having been exercised prior to the exercise by the Holder of its rights hereunder, the number of Warrant Shares then issuable hereunder shall forthwith be readjusted to such lesser number as would have been issuable had the Common Stock Equivalent never been issued.

14.      Piggyback Registrations

14.1         Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration on Form S-8 or Form S-4 or any successor forms, a registration covering only an employee benefit plan (as defined in Rule 405 of the Securities Act) or a registration covering only securities proposed to be issued in exchange for securities or assets of another corporation) and the registration form to be used may be used for the registration of Warrant Shares (a “Piggyback Registration”), the Company will give prompt written notice to all holders of the Warrant and the Warrant Shares and (subject to subsection 14.2 below) shall include in such registration all Warrant Shares (including, for the avoidance of doubt and for all purposes of this Section 14, Warrant Shares not then outstanding but issuable upon exercise of the Warrant) with respect to which the Company has received written requests for inclusion therein within 15 Business Days after the day on which the Company’s notice is deemed delivered under the terms hereof.

14.2         Priority on Registration. If a Piggyback Registration is an underwritten registration, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration only the amount of securities which the managing underwriters have advised can be sold and will allocate such amount, first, pro rata among the amount of securities the Company proposes to sell and the Warrant Shares requested to be included in such registrations, and second, pro rata among all other securities requested to be included in such registration pursuant to the exercise of other piggyback registration rights granted by the Company.

15.      Miscellaneous.

15.1         This Warrant shall be governed by and construed in accordance with California law, without regard to the conflict of laws provisions thereof.

15.2         In any litigation, arbitration or court proceeding between the Company and the Holder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant. For the purposes of this Section 15.2, attorneys’ fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

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15.3         All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Warrant, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Orange County, State of California; (b) waives any objection as to jurisdiction or venue in Orange County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant. Service of process on any party hereto in any action arising out of or relating to this Warrant shall be effective if given in accordance with the requirements for notice set forth in Section 8.2, and shall be deemed effective and received as set forth in Section 8.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

15.4         Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND THE HOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST HOLDER OR ITS ASSIGNEE OR BY HOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve persons other than the Company and Holder; Claims that arise out of or are in any way connected to the relationship between the Company and Holder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant.

15.5         This Warrant and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (and facsimile copies of signatures or signatures contained in a .pdf file transmitted via email shall be deemed original for all purposes), and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

15.6         This Warrant shall be exercisable as provided herein, except that in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday and or United States federally recognized Holiday, such expiration date for this Warrant shall be extended to 5:00 p.m. Pacific standard time on the business day following such Saturday, Sunday or recognized Holiday.

15.7         All headings used herein are used for convenience only and shall not be used to continue or interpret this Warrant. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

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15.8         The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof.

15.9         In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where the non-defaulting party will not have an adequate remedy at law and where damages will not be readily ascertainable.

15.10       In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

15.11      This Warrant constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof.

15.12       Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Warrant.

15.13      The parties hereto have participated jointly in the negotiation and drafting of this Warrant. In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant.

15.14      Except and to the extent waived or consented to in writing by the Holder, the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  July 23, 2014

Greenwood Hall, Inc.:

By	/S/ John Hall
John Hall, Chief Executive Officer and Chairman of the Board of Directors

	Address:	1936 East Deere Avenue, Suite 120, Santa Ana, California 92705

Acknowledged and Agreed:

OPUS BANK

By:	/S/ Douglas Stewart
Douglas Stewart, Managing Director – Technology Banking

[Signature Page to Warrant]

EXHIBIT A

NOTICE OF EXERCISE

To:        Greenwood Hall, Inc.

(1)         The undersigned hereby elects to purchase _________ shares of Common Stock (the “Common Stock”) of Greenwood Hall, Inc., a Nevada corporation (the “Company”), pursuant to the terms of the attached warrant (the “Warrant”), and either:

☐ tenders herewith payment of the purchase price for such shares in full; or

☐ elects the Net Issue Exercise option, as described in Section 3.2 of the Warrant.

(2)          The undersigned represents that (i) the Common Stock is being acquired solely for the account of the undersigned and not as a nominee for any other party, for investment and not with a view to, or for resale in connection with, the distribution thereof in violation of federal or state securities laws and that the undersigned has no present intention of distributing or reselling such shares in violation of federal or state securities laws; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the Common Stock issuable upon exercise of this Warrant has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and (v) the undersigned is aware that the aforesaid Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the period of time prescribed by Rule 144.

(3)         Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(4)         Please issue a new warrant for the unexercised portion of the Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

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EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under the Warrant, with respect to the number of shares of Common Stock of Greenwood Hall, Inc., a Nevada corporation, set forth below and does irrevocably relinquish all rights thereunder solely with respect to such shares of Common Stock so sold, assigned or transferred:

Name of Assignee	Address	No. of Shares

(print name):

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